Exhibit 99.2

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW, SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD. The Board of Directors Recommends You Vote “FOR” Each of the Following Proposals: ■ For ■ Against ■ Abstain ■ For ■ Against ■ Abstain 1. HMNF merger proposal. Proposal to approve and adopt the Agreement and Plan of Merger, dated as of May 14, 2024, between Alerus Financial Corporation (“Alerus”) and HMN Financial, Inc. ("HMNF"), pursuant to which HMNF will merge with and into Alerus (the “merger”), and the transactions contemplated therein. 2. Merger-related compensation proposal. Proposal to approve, on an advisory (non-binding) basis, the compensation payments that will or may be paid to HMNF named executive officers in connection with the merger. 3. HMNF adjournment proposal. Proposal to approve the adjournment of the special meeting to permit further solicitation in the event that an insufficient number of votes are cast to approve the HMNF merger proposal. ■ For ■ Against ■ Abstain NOTE: In their discretion, the proxies are authorized to vote on any other business that may properly come before the Special Meeting, or any adjournments or postponements thereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS. Address Change? Mark box, sign, and indicate changes below: ■ Date _____________________________________ Signature(s) in Box Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, adminis - trators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy. Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. : INTERNET – www.proxypush.com/hmnf Use the Internet to vote your proxy. ( PHONE – 1-866-883-3382 Use a touch-tone telephone to vote your proxy. * MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided in time to be received by [ ]. If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card. Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945

HMN FINANCIAL, INC. SPECIAL MEETING OF STOCKHOLDERS [ ], 2024 [ ] CT The HMN Financial, Inc. special meeting will be held virtually. To attend the virtual meeting, HMD stockholders of record must register in advance. To register for the virtual meeting, please follow the instructions below: • Visit register.proxypuch.com/hmnf on your smartphone, tablet or computer. • As a stockholder, you will then be required to enter your control number which is located in the upper right hand corner on the reverse side of this proxy card/notice. After registering, you will receive a confirmation email. A second email will be sent to the email address you provided during registration with a unique link to the virtual meeting. HMN Financial, Inc. 1016 Civic Center Drive N.W. Rochester, Minnesota 55901 This proxy is solicited by the Board of Directors for use at the Special Meeting on [ ], 2024. The shares of stock you hold in your account will be voted as you specify on the reverse side. If no choice is specified, the proxy will be voted “FOR” each of the Proposals. By signing the proxy, you revoke all prior proxies and appoint Jon J. Eberle and Cindy K. Hamlin, and each of them with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may properly come before the Special Meeting and all adjournments or postponements of such Special Meeting. See reverse for voting instructions. proxy